Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 16, 2024, in Amendment No. 2. to the Registration Statement (Form S-4 No. 333-277342) and related prospectus of Aon plc for the registration of up to 19,045,895 shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

April 19, 2024